UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2009

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

On February 27, 2009, Whirlpool Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Long-Term Five-Year Credit Agreement (the “Credit Agreement”), dated as of December 1, 2005, by and among the Company, certain other borrowers, the lenders referred to therein, Citibank N.A., administrative agent and fronting agent, JPMorgan Chase Bank, N.A., as syndication agent, and ABN Amro Bank N.V., Royal Bank of Scotland and Bank of America, as documentation agents. The Amendment was effective immediately.

The Amendment amends the $2.2 billion Credit Agreement to (1) increase the Company’s maximum Leverage Ratio (as defined in the Credit Agreement) to 3.5 to 1.0 for each fiscal quarter ended on or prior to December 31, 2009, reverting to 3.0 to 1.0 for each fiscal quarter ended thereafter; (2) reduce the Company’s minimum Interest Coverage Ratio (as defined in the Credit Agreement) to 1.5 to 1.0 for each fiscal quarter ended on or prior to December 31, 2009, reverting to 2.0 to 1.0 for each fiscal quarter ended thereafter; (3) limit the value of the assets subject to non-permitted liens to an amount equal to $200,000,000, and permit liens on assets located outside of the United States arising by operation of law; (4) exclude an amount of non-recurring cash restructuring charges of up to $100,000,000 on a rolling 12 month basis for the purposes of calculating “Consolidated EBIT” and “Consolidated EBITDA” under the Credit Agreement; (5) for purposes of calculating the “Leverage Ratio,” provide for a $200,000,000 exclusion from the definition of “Indebtedness” for net assets or liabilities with respect to hedging contracts; and (6) increase the spread over LIBOR to 3%, the spread over prime to 2%, and the utilization fee to be paid, if amounts borrowed exceed $1.1 billion, to 1% of the outstanding loans, each as of the date hereof; and (7) replace the facility fee with an unused commitment fee of 0.50%, as of the date hereof. The Company expects to pay the agents and lenders under the Credit Agreement an amendment fee of 0.25% of the commitments or approximately $5,500,000 during the first quarter of 2009. A copy of the Amendment will be filed with the Company’s Quarterly Report on Form 10-Q for its quarter ended March 31, 2009.

For the full-year 2009, the Company continues to expect earnings per diluted share from continuing operations to be in the range of $3.00 to $4.00, and free cash flow for the year to be from $300 million to $400 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

Date: February 27, 2009	By:	/s/ ROY W. TEMPLIN
	Name:	Roy W. Templin
	Title:	Executive Vice President and Chief Financial Officer